Exhibit 10.4

CONTROL AGREEMENT

CONTROL AGREEMENT, dated as of _October 3, 2018__, by and among Super Crypto Mining, Inc. (the “Borrower”), ALPPS LLC, as lender and as collateral agent (the “First Lien Creditor” and “Collateral Agent”) respectively) under the Intercreditor Agreement, dated as of the date hereof, by and among the parties hereto (the “Intercreditor Agreement”), and Dominion Capital LLC, as Second Lien Creditor (as defined in the Intercreditor Agreement).

W i t n e s s e t h:

Whereas, pursuant to the Loan Agreement dated as of the date hereof (as the same may be modified from time to time, the “Loan Agreement”) between the Borrower and the First Lien Creditor, the First Lien Creditor has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Security Agreement dated as of the date hereof (as the same may be modified from time to time, the “Security Agreement”) between the Borrower and the First Lien Creditor, the Borrower, as collateral security for its Obligations under the Loan Documents, granted to First Lien Creditor for the benefit of the Secured Parties (as defined therein) a Lien on and security interest in all of its right, title, and interest in, to, and under the Collateral (as defined therein), including the Blockchain Assets (as defined below);

WHEREAS, the Second Lien Creditor has extended credit to DPW Holdings, Inc., a Delaware corporation (the “Parent Company”) from which the Debtor and the Parent Company have benefitted and that is secured in part by all of the assets of the Parent Company and certain of its subsidiaries, pursuant to a Securities Purchase Agreement dated May 15, 2018 (the “May Agreement”) and other Transaction Documents (as defined in the May Agreement), including a Security and Pledge Agreement, made as of May 15, 2018, among the Parent Company, the Borrower for the benefit of the Second Lien Creditor and other secured parties (the “Second Lien Security Agreement”) that also grants to the Second Lien Creditor a security interest in, to, and under the Collateral (as defined therein), including the Blockchain Assets (as defined below);

WHEREAS, the parties hereto, have entered into the Intercreditor Agreement to ensure that the Second Lien Creditor subordinates its Lien in the Collateral to the Lien of the First Lien Creditor; and

Whereas, it is a condition precedent to the obligation of the First Lien Creditor to make extensions of credit to the Borrower under the Loan Agreement that the Borrower shall have executed and delivered this Agreement to the First Lien Creditor and Second Lien Creditor.

Now, therefore, in consideration of the premises, the parties hereto agree as follows:

1.            Definitions.

(a)       Capitalized terms used herein without definition are used as defined in the Intercreditor Agreement or, if not defined therein, in the Loan Agreement.

(b)       The following terms shall have the following meanings:

“Agreement” means this Control Agreement.

“Blockchain Assets” means the blockchain assets described on Schedule I of the Loan Agreement and all other blockchain assets stored in the Wallet under the Borrower’s address.

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto. Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Blockchain Assets or their proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Borrower from time to time with respect to any of the Blockchain Assets or any new Blockchain Assets received as a result of the creation of a fork in the blockchain.

(c)       The following term has the meanings given to such term in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “control.”

(d)       Certain Other Terms. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to the Borrower shall refer to the Collateral or any relevant part thereof.

(e)       Section 8.16 (Interpretation) of the Loan Agreement is applicable to this Agreement to the same extent it is applicable to the Loan Agreement.

2.            Security Interest. Pursuant to the Security Agreement, the Borrower has granted to the Secured Parties security interests in the Collateral not subject to any other Lien that constitutes valid and continuing perfected first and second-priority security interests in favor of the Secured Parties. The Liens of the Creditors have the priority set forth in the Intercreditor Agreement.

3.            Control. Subject to the terms and conditions hereof, the First Lien Creditor and Collateral Agent hereby agrees that, for as long as any First Lien Obligation shall remain outstanding, it will have title to and, under the UCC, possession of the Collateral, including for purposes of perfecting its Liens under UCC Section 9-313. Subject to the terms and conditions hereof and subject to the payment in full of the First Lien Obligations, the parties hereto hereby agrees that, for as long as any Second Lien Obligation shall remain outstanding, the Collateral Agent will have title to and, under the UCC, possession of the Collateral for the benefit of the Second Lien Creditor, including for purposes of perfecting its Liens under UCC Section 9-313.

4.            Delivery of Blockchain Assets, Perfection of Security Interest, and Further Assurances.

(a)       The Collateral Agent has issued a unique address to the Borrower and has provided instructions to the Borrower on how to use that address to transfer the Collateral to the Wallet owned by the First Lien Creditor. All Collateral of the Borrower will be identified using that address. Concurrently with the execution and delivery of this Agreement and the Loan Agreement, the Borrower shall transfer all of the Blockchain Assets to the First Lien Creditor into the Wallet of the Collateral Agent and under the unique address assigned to the Borrower. Each of the Secured Parties and the Borrower acknowledge that the deposit of the Blockchain Assets pursuant to this Section 4(a) is not a transfer of the title of such Blockchain Assets, but rather is solely for the purposes of the Secured Parties gaining control of the Blockchain Assets included in the Collateral for UCC purposes.

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(b)       The Borrower shall, from time to time, as may be required by any Secured Party with respect to the Collateral, immediately take all actions as may be requested by such Secured Party to perfect the security interest of any Secured Party in the Collateral, including, if applicable, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, the Borrower shall immediately take all actions as may be requested from time to time by any Secured Party so that control of such Collateral is obtained and at all times held by the Secured Parties. All of the foregoing shall be at the sole cost and expense of the Borrower.

5.            Covenants. As long as any Obligations shall remain outstanding:

(a)       The Controlling Creditor has full control over the Collateral and may dispose of it without any notice from the Borrower and the Collateral Agent may do the same in accordance with the provisions of the Intercreditor Agreement. The Borrower shall, at its own expense, take all actions required on its part for each Secured Party to have control (as defined in sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable) over all Collateral with respect to which such control may be obtained pursuant to the UCC.

(b)       No Person other than the Secured Parties have control or possession of all or any part of the Collateral and the Borrower shall not grant control over any other Person over any part of the Collateral. Accordingly, the Borrower acknowledges and agrees that the First Lien Creditor and Collateral Agent shall not follow the instructions of any other Person (including the Borrower) with respect to the Collateral.

(c)       The Borrower agrees that the First Lien Creditor may transfer the Collateral, without prior notice to the Borrower, upon determination by the First Lien Creditor that an Event of Default exists under the Loan Agreement authorizing such transfer, including, inter alia, the LTV Ratio exceeding the Liquidation Percentage. The Borrower understands and agrees that (w) the value of the Collateral is highly volatile so that, if the LTV Ratio of any Loan equals or exceeds the Liquidation Percentage for such Loan or if any other Event of Default occurs, the First Lien Creditor may sell all Collateral of the Borrower held by the First Lien Creditor immediately and without prior notice to the Borrower, (x) any transfer of Collateral, either to or from the Borrower or other parties, results in transfer fees (such as mining fees, etc.) and that such transfer fees are the responsibility of the Borrower and are typically deducted directly from such Collateral and reduce its value, so that, even if the Borrower pays all Obligations in full in cash, the Collateral returned to the Borrower shall be reduced by such transfer fees, (y) it may not be possible to sell at the price shown in the Valuation Index at the time of the sale due to market conditions and to the time necessary to complete all steps to sell the Collateral and (z) the First Lien Creditor will use its judgment to make choices to obtain what it feels is the best price for the Collateral to get the Obligations repaid and that these choices do not necessarily reflect the choices the Borrower would have made to obtain the best value for the Collateral as a whole.

6.            Secured Parties Appointed Attorneys-in-Fact. The Borrower hereby appoints each Secured Party the Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the such Secured Party’s discretion to take any action and to execute any instrument which such Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but the such Secured Party shall not be obligated to and shall have no liability to the Borrower or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

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7.            Secured Parties May Perform. If the Borrower fails to perform any obligation contained in this Agreement, each Secured Party, subject to the Intercreditor Agreement, may itself perform, or cause performance of, such obligation, and the expenses of such Secured Party incurred in connection therewith shall be payable by the Borrower; provided that no Secured Party shall be required to perform or discharge any obligation of the Borrower.

8.            Reasonable Care. No Secured Party shall have any duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which such Secured Party accords its own property, it being understood that no Secured Party shall have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not such Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. No Secured Party shall have any liability to the Borrower with respect to any loss or damage to the Collateral resulting from any malicious software, hacking, or computer or other digital viruses. Nothing set forth in this Agreement, including the exercise by any Secured Party of any of the rights and remedies hereunder, shall relieve the Borrower from the performance of any obligation on the Borrower’s part to be performed or observed in respect of any of the Collateral.

9.            No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.2 of the Loan Agreement), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

10.          Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Loan Agreement.

11.          Notices. All notices, requests and demands to or upon any Secured Party or the Borrower hereunder shall be effected in the manner provided for the Intercreditor Agreement; provided, however, that any such notice, request or demand to or upon the Borrower shall be addressed to the Borrower’s notice address set forth in such Intercreditor Agreement.

12.          Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Parties.

13.          Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

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14.          Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

15.          Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

16.          Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Loan Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Affiliate or agent of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this agreement by the mutual waivers and certifications in this Section 21.

[SIGNATURE PAGE FOLLOWS]

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In witness whereof, the parties hereto have caused this Control Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first written above.

Borrower: Super Crypto Mining, Inc.,
as Borrower

By:	/s/ Darren Magot
Name: Darren Magot
Title: Chief Executive Officer

ALPPS LLC,
as First Lien Creditor and Collateral Agent

By:	/s/ Gennadiy Gurevich

	Name:	Gennadiy Gurevich
	Title:	Chief Investment Officer

dominion capital llc,
as Second Lien Creditor

By:	/s/ Mikhail Gurevich

	Name:	Mikhail Gurevich
	Title:	Managing Member